      POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints, as of the date hereof, Richard L. Meyer as his or her true and lawful attorney-in-fact with full power of substitution, resubstitution and revocation, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, including, but not limited to, the undersigned's individual capacity, to execute all Forms 3, 4 and 5 (including any amendments thereto, and including any beneficial ownership reports which may in the future be required by the Securities and Exchange Commission (the "Commission") to be filed provided that the purpose and form of such reports is substantially similar to Forms 3, 4 or 5) pursuant to Section

16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder (including any amendments or successor forms thereto), with the Commission or any stock exchange or similar authority, in connection with any equity investments in Texas Pacific

Land Trust (the "Company") by the undersigned in his, her or its capacity.

      In connection with the appointment of such attorneys-in-fact, the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing which, in the opinion of such attorney-in-fact, may be requisite, necessary, proper or of benefit to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all that either said attorney-in-fact (or attorney-in-fact's substitute or substitutes), may lawfully do or cause to be done by virtue hereof, it being understood that the documents executed by either such attorney-

in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his own discretion. The undersigned acknowledges that each of the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      The execution by the undersigned of this Power of Attorney hereby expressly revokes and terminates any powers of attorney previously granted by the undersigned relating to

Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of November, 2018.

/s/ Maurice Meyer III

Signature

Maurice Meyer III

Print Name

4810-6930-5467v.1